UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 28, 2008, InFocus Corporation, an Oregon corporation (“InFocus”), and Wells Fargo Foothill, Inc., a California corporation (“WFF”), in its capacity as administrative agent, entered into an Eleventh Amendment to Credit Agreement (the “Eleventh Amendment”) in respect of that Certain Credit Agreement dated October 25, 2004 between InFocus, WFF, and the lenders party thereto (the “Credit Agreement”). The Eleventh Amendment extended the maturity date of the Credit Agreement to March 14, 2008 and was executed to allow time for the parties to complete a longer term extension agreement.

There were no borrowings outstanding under the Credit Agreement as of the date of the Eleventh Amendment.

The foregoing description of the Eleventh Amendment is a summary only and is qualified in its entirety by reference to the full text of the Eleventh Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

10.1	Eleventh Amendment to Credit Agreement dated February 28, 2008 between InFocus Corporation and Wells Fargo Foothill, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2008	INFOCUS CORPORATION

	By:	/s/ Mark H. Perry
Mark H. Perry
Interim Chief Financial Officer
(Principal Financial Officer)

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